Exhibit 99.2

123tv Beteiligungs GmbH

Financial Statements

As of and for the years ended December 31, 2020 and 2019

123tv Beteiligungs GmbH

Financial Statements

As of and for the Years Ended

December 31, 2020 and 2019

123tv Beteiligungs GmbH

Index of Financial Statements

December 31, 2020 and 2019

Page(s)
Independent Auditor’s Report	3

Financial Statements:

Consolidated Balance Sheets as of December 31, 2020 and 2019	5

Consolidated Statements of Operations for the years ended December 31, 2020 and 2019	6

Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2020 and 2019	7

Consolidated Statements of Cash Flows for the years ended December 31, 2020 and 2019	8

Notes to Financial Statements for the years ended December 31, 2020 and 2019	9-17

Independent Auditor's Report

To: 123tv Beteiligungs GmbH, München:

We have audited the accompanying consolidated financial statements of 123tv Beteiligungs GmbH, München and its subsidiaries (the “Group”), which comprise the consolidated balance sheets as of December 31, 2020, and 2019 and the related consolidated statements of income, retained earnings, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

We are independent of the Group in accordance with the ethical requirements that are relevant to our audit of the consolidated financial statements in the United States of America, together with the International Ethics Standards Board for Accountants’ Code of Ethics for Professional Accountants, and we have fulfilled our other ethical responsibilities in accordance with those requirements, respectively.

Management’s responsibility for the Consolidated financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Germany; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, management is responsible for evaluating whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued, and for disclosing, as applicable, matters related to this evaluation unless the liquidation basis of accounting is being used by the entity.

Those charged with governance are responsible for overseeing the Group’s financial reporting process.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America and in accordance with International Standards on Auditing. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement, whether due to fraud or error. Reasonable assurance is a high level of assurance, but it is not a guarantee that an audit will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. We design audit procedures responsive to those risks and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error because fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation, structure, and content of the consolidated financial statements, including disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

As part of an audit, we exercise professional judgment and maintain professional skepticism throughout the audit. We also conclude on the appropriateness of management’s use of the going concern basis of accounting, and based on the audit evidence obtained, whether substantial doubt exists related to the Group’s ability to continue as a going concern. If we conclude that substantial doubt exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Group to cease to continue as a going concern.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies or material weaknesses in internal control that we identify during our audit.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of 123tv Beteiligungs GmbH, München as of December 31, 2020, and 2019 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in Germany.

Other Matter

As discussed in Note 1 to the consolidated financial statements, the Group prepares its consolidated financial statements on the basis of accounting principles as defined within the provisions of the German Commercial Code and taking into account the provisions of the GmbH Act ("accounting principles generally accepted in Germany " or "German GAAP"), but do not conform with accounting principles generally accepted in the United States of America. German GAAP vary in certain significant respects from accounting principles generally accepted in the United States of America ("US GAAP"). Information relating to the nature and effect of such differences is presented in Note 10 to the consolidated financial statements.

Munich/Germany, September 20, 2021

Mazars GmbH & Co. KG
Wirtschaftsprüfungsgesellschaft

Steuerberatungsgesellschaft

/s/ Schäfer	/s/ Stocker
Schäfer	Stocker
Wirtschaftsprüfer	Wirtschaftsprüfer
(German CPA)	(German CPA)

123tv Beteiligungs GmbH

Consolidated Balance Sheets

As of December 31, 2020 and 2019

(in thousands, except share and per share information)

	December 31, 2020	December 31, 2019
ASSETS

CURRENT ASSETS
Cash	€5,719	€2,591
Trade receivables	8,203	6,989
Receivables from affiliated companies	6	-
Other current assets	1,913	1,335
Inventory	12,926	12,307
Prepaid expenses and other current assets	162	217
TOTAL CURRENT ASSETS	28,929	23,439

TANGIBLE ASSETS
Land, land rights and building including building on third party land	318	64
Other equipment, factory and office equipment	347	223
Prepayments on tangible assets and construction in progress	-	204
INTANGIBLE ASSETS
Concessions, industrial and similar rights and assets and licenses in such rights and assets	4,901	4,477
Excess of purchase price over fair value of net assets of business acquired	8,122	9,495
Prepayments on intangible assets	743	84
TOTAL ASSETS	€43,360	€37,986

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Liabilities to banks	€-	€550
Trade payables	11,196	10,660
Payable to affiliated companies	6	-
Other liabilities	2,020	1,695
Tax accruals	195	11
Other accruals	3,969	4,174
TOTAL CURRENT LIABILITIES	17,386	17,090

Deferred taxes, passive	604	706
TOTAL LIABILITIES	€17,990	€17,796

STOCKHOLDERS’ EQUITY
Subscribed capital	€36	€36
Capital reserve	14,191	14,191
Retained earnings	5,963	5,082
Net income	5,180	881
	25,370	20,190

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	€43,360	€37,986

123tv Beteiligungs GmbH

Consolidated Statements of Operations

For the years ended December 31, 2020 and 2019

(in thousands, except share and per share information)

	Year Ended December 31
	2020	2019
Revenue
Sales	€155,269	€126,110
Other operating income	616	614
	155,885	126,724

Costs of material
Cost of raw materials, consumables and supplies and of purchased merchandise	(92,349)	(75,617)
Cost of purchased service	(21,293)	(17,915)
	(113,642)	(93,532)
Personnel expenses
Wages and salaries	(7,742)	(6,439)
Social security and pension expenses	(1,259)	(1,108)
	(9,001)	(7,547)

Depreciations and amortization on intangible fixed assets and tangible assets	(2,709)	(2,431)

Other operating expenses	(24,669)	(22,180)

Interests
Other interest and similar income	6	14
Interest and similar expenses	(109)	(93)
	(103)	(79)

Taxes on income	(579)	(72)

Income after taxes	€5,182	€883

Other taxes	(2)	(2)

Consolidated income	€5,180	€881

123tv Beteiligungs GmbH

Consolidated Statements of Stockholders’ Equity

For the years ended December 31, 2020 and 2019

(in thousands, except share and per share information)

	Common capital stock	Capital Reserve	Balance sheet profit and loss	Total Equity
Balance as of December 31, 2018	€36	€14,191	€5,082	€19,309
Consolidated income	-	-	881	881
Balance as of December 31, 2019	36	14,191	5,963	20,190
Consolidated income	-	-	5,180	5,180
Balance as of December 31, 2020	€36	€14,191	€11,143	€25,370

123tv Beteiligungs GmbH

Consolidated Statements of Cash Flows

For the years ended December 31, 2020 and 2019

(in thousands, except share and per share information)

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated income	€5,180	€881
Adjustments to reconcile consolidated income to net cash provided by operating activities:
Depreciations and amortization on intangible fixed assets and tangible assets	2,709	2,431
Increase/decrease in accruals	168	78
Profit/loss from disposal of fixed assets	6	5
Income tax refund	579	72
Tax payments	(767)	(761)
Interest income	104	79
Interest expenses	(23)	-

Changes in operating assets and liabilities:
Inventories	(619)	(2,523)
Trade receivables	(1,213)	903
Receivables from affiliated companies	(6)	-
Other assets, prepaid expenses and other assets	(698)	(123)
Trade payables	533	225
Other liabilities, deferred income	331	(252)
Net cash provided by operating activities	6,284	1,015

CASH FLOWS FROM INVESTING ACTIVITIES
Expenses for investments in intangible assets	(2,187)	(750)
Expenses for investments in tangible assets	(412)	(467)
Net cash used in investing activities	(2,599)	(1,217)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debts and others	(550)	(2,025)
Paid taxes	(7)	(49)
Net cash used in financing activities	(557)	(2,074)

NET INCREASE (DECREASE) IN CASH	3,128	(2,276)

CASH AT BEGINNING OF PERIOD	€2,591	€4,867

CASH AT END OF PERIOD	€5,719	€2,591

Notes to the Consolidated Financial Statements for the years ended December 31, 2020 and 2019

1.	GENERAL INFORMATION ABOUT THE CONSOLIDATED FINANCIAL STATEMENTS AND CONSOLIDATED FINANCIAL STATEMENT DUE DATE

As the parent company, 123tv Beteiligungs GmbH has prepared consolidated financial statements in accordance with the provisions of the German Commercial Code and taking into account the provisions of the GmbH Act. The parent company is entered in the commercial register at the Munich Local Court under HRB 228628. According to the entry in the register, the company is based in Munich, Germany.

The consolidated financial statements include the consolidated balance sheets, consolidated statements of operations, consolidated statements of shareholders’ equity, consolidated cash flow statements and notes to the consolidated financial statements.

The consolidated income statement follows the expenditure format.

All amounts in the consolidated financial statements are in thousands of EURO (TEUR).

2.	INFORMATION ABOUT CONSOLIDATION BASIS

The consolidation basis includes 123tv BeteiligungsGMbH (the “parent” company) and 1-2-3.TV GmbH (the “subsidiary” company).

The parent company acquired the subsidiary on November 14, 2016. Inclusion in the consolidated financial statements is based on the majority ownership per 290 Abs. 2 Nr. 1 HGB (commercial code law). The parent company holds 100% of the voting rights in the subsidiary.

Furthermore, the subsidiary company holds 100% of the shares and voting rights of 1-2 play GmbH, located in Gruenwald. 1-2 play GmbH is not included in the consolidated financial statements based on 296 Abs. 2 HGB and using the same approach as in the prior year.

3.	INFORMATION ABOUT METHODS OF CONSOLIDATION

The capital consolidation occurs as full consolidation with the applicable valuation methods (described in Part 4). Under this method, the assets including prepaid expenses, liabilities and equity of the subsidiary are fully consolidated into the parent company financial statements as of December 1, 2016 (time of initial consolidation).

The liability consolidation under 303 Abs. 1 HGB combines loans receivables, loans payables, the respective accruals and other liabilities of the consolidated companies into the respective consolidated liability accounts.

The asset and liability consolidation under 305 Abs 1 HGB combines sales, other operating income and costs of the consolidated companies into the respective consolidated income and costs accounts. Interest income, other income and the respective expenses are consolidated using the same approach.

The deferred taxes arising as part of the consolidation measures, in particular the capital consolidation, result from differences between the commercial valuation of assets, debts and prepaid expenses and their tax valuation and are expected to decrease in subsequent years. Deferred taxes were determined using the parent effective tax rate of 24.23%.

4.	GENERAL INFORMATION ABOUT ACCOUNTING AND VALUATION METHODS

The annual consolidated financial statements are included in accordance with the statutory provisions following the accounting and valuation methods applicable at the parent company. The following accounting and valuation methods were applied:

The acquired intangible assets are valued at acquisition cost less amortization on a straight-line basis and / or impairment. Brands and goodwill (from business consolidation) are amortized over a useful life of ten years in accordance with Section 253 (3) sentence 3 in conjunction with Section 298 (1) HGB. In addition, the other assets are amortized over an estimated useful life of three to five years.

Tangible assets are valued at costless depreciation on a straight-line basis and / or impairment. The planned useful lives of tangible assets range between three and five years.

Low-cost assets with individual acquisition costs of up to EUR 250 are expensed in the year of acquisition. Assets with individual acquisition costs between EUR 250 and EUR 800 are fully depreciated in the year of the acquisition.

Financial assets are valued at the lower of acquisition cost or fair value in accordance with Section 253 (3) sentence 3 of the German Commercial Code (HGB).

Inventories (merchandise) are valued at acquisition cost. Write-offs of obsolete inventory normally occur due to reduced usability of merchandise. Realized profit or loss from the sale of inventory take into account the possible resale value.

Receivables and other assets are shown at their nominal value. Identifiable risks are taken into account by valuation of bad debt allowances for trade receivables (e.g., the general credit risk of the customers.

Cash and cash equivalents include petty cash and bank account balances. Cash and cash equivalents are stated at their nominal value.

Tax provisions are determined for trade tax and corporation tax based on the basis of expected income and earnings. Tax is valued at the expected settlement amount.

Other provisions are accounted for at the expected settlement amount, taking into account all identifiable risks. A provision has been made for returns from customers that have not yet been received based on the historical return rates over the past few months.

The liabilities are recognized at the expected settlement amount on the balance sheet date.

Assets and liabilities in foreign currencies (other than EURO) were generally valued at the average spot exchange rate on the balance sheet date.

The deferred income represents the income which has not been earned on the balance sheet date.

Sales revenues from merchandise and the flat-rate shipping costs are recorded at the time of delivery of the products to the customers. Returned items will be offset against the recognized sales. A provision was made for expected returns on the balance sheet date.

Income and expenses are recorded when the service is provided to the customers, or when the income and expense from the transactions are realized. Income and expense are recorded on the accrual basis regardless of the time of payment.

5.	INFORMATION ABOUT THE CONSOLIDATED BALANCE SHEET

The goodwill shown in fixed assets is related exclusively to the difference between the acquired net assets and the purchase price from the business combination of 1-2-3.TV GmbH (Section 301 (3) HGB). At the time of initial consolidation, goodwill amounted to EUR 13,727 thousand and as of December 30, 2020 and 2019 goodwill amounted to EUR 8,122 thousand and EUR 9,495 thousand, respectively.

The inventories consist exclusively of merchandise that was obtained for resale and is stored in the warehouse of DHL Home Delivery GmbH in Braunschweig. At the location in Grünwald, sample articles are stored in small numbers for presentation in the live broadcasts. As of December 31, 2020 and 2019, write-downs were made based on the fair value of the items in accordance with Section 253 (4) HGB in the amount of EUR 632 thousand and EUR 590 thousand, respectively.

The gross trade receivables amounted to EUR 8,669 thousand and EUR 7,492 thousand as of December 31, 2020 and 2019, respectively. Bad-debt allowance for default risks was recognized in the amount of EUR 466 thousand and EUR 503 thousand as of December 31, 2020 and 2019 respectively.

The other assets consist of receivables from suppliers for returned goods.

Liquid funds amounted to EUR 5,719 thousand and EUR 2,591 thousand as of December 31, 2020 and 2019, respectively. The total amount consists of available cash held at financial institutions and cash on hand.

The (active) prepaid expenses include a discount of 162 thousand EUR and 217 thousand EUR, as of December 31, 2020 and 2019, respectively.

On December 31, 2020, the subscribed capital was unchanged from December 31, 2019 and amounted to EUR 36 thousand.

The capital reserve at December 31, 2020 according to Section 272, Paragraph 2, No. 4 of the German Commercial Code (HGB) is unchanged from December 31, 2019.

The tax provisions are related to taxes on income for the period from January 1, 2020 through December 31, 2020 and from January 1, 2019 through December 31, 2019.

The other provisions consist of provisions for outstanding returns or warranty cases, outstanding supplier invoices and provisions for TV broadcast costs that have not yet been billed, as well as provisions for personnel costs.

The trade payables result mainly from the purchase of goods from suppliers; of this, EUR 0 and EUR 5,000 as of December 31, 2020 and 2019, respectively, are related to liabilities to affiliated companies.

Liabilities to affiliated companies in the amount of EUR 6 thousand and EUR 0 thousand as of December 31, 2020 and 2019, respectively, are related to payables from deliveries and services.

In addition to the liabilities from taxes and social security already shown on the balance sheet, the other liabilities include credits from returns to be paid to customers in the amount of EUR 1,289 thousand and EUR 1,076 thousand as of December 31, 2020 and 2019, respectively.

In the individual financial statements, deferred tax assets and liabilities are offset against each other in accordance with Section 274 (1) of the German Commercial Code (HGB). If there is a surplus of deferred tax assets when offsetting, the surplus is not used.

Deferred taxes which arose from the acquisition of the subsidiary in accordance with Section 301 (3) HGB were recognized as part of the revaluation. The revaluation of intangible assets which arose from the acquisition of the parent in accordance with Section 301 (1) HGB resulted in deferred tax liabilities of EUR 1,021 thousand, which changed to EUR 604 thousand and EUR 706 thousand as of December 31, 2020 and 2019, respectively. Offsetting against deferred tax assets in accordance with Section 274 HGB was not carried out. The deferred taxes were based on a tax rate of 24.23% as of December 31, 2020 and 2019, respectively.

The liabilities are broken down according to the remaining payment term as of December 31, 2020 as follows:

			Remaining Term
			1 to	Higher than 5
	Sum	Up to 1 Year	5 Years	Years
Liabilities	TEUR	TEUR	TEUR	TEUR
1. Trade payables	11,196	11,196	-	-

2. Payable to affiliated companies	6	6	-	-

3.Other liabilities	2,020	2,020	-	-
	13,222	13,222	-	-

The liabilities were broken down according to remaining payment term as of December 31, 2019 as follows:

			Remaining term
			1 to	Higher than 5
	Total	Up to 1 Year	5 Years	Years
Liabilities	TEUR	TEUR	TEUR	TEUR
1. Liabilities to banks	550	550	-	-

2. Trade payables	10,660	10,660	-	-

3. Other liabilities	1,695	1,695	-	-
	12,905	12,905	-	-

6.	EXPLANATIONS TO THE CONSOLIDATED INCOME STATEMENT

Revenues from sales of goods amounted to EUR 135,221 thousand and EUR 109,057 thousand for the year ended December 31, 2020 and December 31, 2019, respectively.

Flat-rate shipping costs received amounted to EUR 13,927 thousand and EUR 11,583 thousand for the year ended December 31, 2020 and December 31, 2019, respectively.

Value-added telephone numbers amounted to EUR 5,082 thousand and EUR 4,382 thousand for the year ended December 31, 2020 and December 31, 2019, respectively.

Advertising income amounted to EUR 1,039 thousand and EUR 1,088 thousand (realized) for the year ended December 31, 2020 and December 31, 2019, respectively. The amounts take into account the returns that have already been incurred and those that are still to be expected from realized sales.

Sales revenues in Germany amounted to EUR 152,254 thousand and EUR 123,635 thousand for the year ended December 31, 2020 and December 31, 2019, respectively. Sales revenues abroad amounted to EUR 3,015 thousand and EUR 2,475 thousand for the year ended December 31, 2020 and December 31, 2019, respectively.

The other operating income amounted to EUR 616 thousand and EUR 614 thousand for the year ended December 31, 2020 and December 31, 2019, respectively and consisted mainly of:

•	income from other accounting periods from the collection of statute-barred liabilities in the amount of EUR 161 thousand and EUR 0 thousand for the year ended December 31, 2020 and December 31, 2019, respectively;
•	income from dunning fees received in the amount of EUR 133 thousand and 128 thousand EUR for the year ended December 31, 2020 and December 31, 2019, respectively;
•	income from the reversal of provisions in the amount of 80 thousand EUR and 103 thousand EUR for the year ended December 31, 2020 and December 31, 2019, respectively;
•	income from currency conversions in the amount of 64 thousand EUR and 12 thousand EUR for the year ended December 31, 2020 and December 31, 2019, respectively.

The following main expenses are summarized in the other operating expenses:

•	expenses for TV broadcasting in the amount of EUR 8,447 thousand and EUR 8,052 thousand for the year ended December 31, 2020 and December 31, 2019, respectively;
•	expenses for TV / studio operation in the amount of EUR 6,000 and EUR 5,641 thousand for the year ended December 31, 2020 and December 31, 2019, respectively;
•	expenses in connection with services in the area of customer service and accounts receivable accounting in the amount of EUR 3,232 thousand and EUR 2,700 thousand for the year ended December 31, 2020 and December 31, 2019, respectively;

•	expenses for IT, marketing, e-commerce in the amount of EUR 6,902 thousand and EUR 5,731 thousand for the year ended December 31, 2020 and December 31, 2019, respectively;
•	expenses from currency conversion in the amount of EUR 50 thousand and EUR 44 thousand for the year ended December 31, 2020 and December 31, 2019, respectively.

Other interest and similar income include income of EUR 6 thousand and EUR 14 thousand for the year ended December 31, 2020 and December 31, 2019, respectively.

Interest and similar expenses mainly include interest expenses for long-term loans and the reversal of a discount. The interest and similar expenses also include expenses from the compounding of provisions in the amount of EUR 109 thousand and EUR 93 thousand for the year ended December 31, 2020 and December 31, 2019, respectively.

Income taxes include income from the reversal of deferred tax liabilities in the amount of EUR 581 thousand and EUR 74 thousand for the year ended December 31, 2020 and December 31, 2019, respectively.

7.	INFORMATION ON THE CONSOLIDATED CASH FLOW STATEMENT

The Group's financial assets of EUR 5,719 thousand and EUR 2,591 thousand for the year ended December 31, 2020 and December 31, 2019, respectively were allocated to the financial resources; liabilities to banks due at any time were EUR 0 for the year ended December 31, 2020 and December 31, 2019.

8.	Subsequent events

The effects of the ongoing COVID 19 pandemic and the associated "lockdown phases" are continuously evaluated in terms of risks for the goods procurement processes and sales management as well as possible financial effects. As far as foreseeable, various precautionary measures were taken at an early stage in order to avoid major business interruptions. At the current time, these risks are considered to be easily manageable due to the flexibility in the processes and the current economic and financial situation of the company. At the time the report was prepared, there was no negative impact on customer demand in relation to the current corona lockdown. Due to the business model, which is based on the mail order sales of a very wide range of consumer goods, there is a chance of an increase in demand or sales in individual product ranges compared to the general market situation in stationary retail. The Group's liquidity position is classified as stable, the continuation of corporate activities is assessed as safe.

After the end of the financial year, no other events of materiality have occurred that would have a significant impact on the Group's earnings, financial or asset position.

9.	OTHER INFORMATION

During the past financial year, the parent company's business was led by Stefan Eishold, Grünwald.

With regard to the remuneration of the members of the executive bodies, the Group does not disclose this information by exercising the option in accordance with Section 286 (4) of the German Commercial Code (HGB).

On average, employees were employed in the areas of purchasing (31) planning (11), production (11), e-commerce (25), IT (11) and other areas (29) in the 2020 financial year in accordance with Section 267 (5) HGB.

The total expenses for auditing and consulting totaled EUR 46 thousand and EUR 55 thousand for the year ended December 31, 2020 and December 31, 2019, respectively, of which EUR 46 thousand and EUR 46 thousand was attributable to audit services for the year ended December 31, 2020 and December 31, 2019, respectively and EUR 0 thousand and EUR 9 thousand to other services for the year ended December 31, 2020 and December 31, 2019, respectively.

The following other financial obligations existed as of the reporting date:

In Thousand EUR	2021	2022	after 2022 to 2026
Obligations from rental agreements	661	670	1,061
Obligations from leasing agreements	78	34	15
Obligations from insurance agreements	102	2	-
Obligations from service agreements	10,154	5,528	10,172
Total	10,995	6,234	11,248

1-2-3.TV GmbH, Grünwald is included in the consolidated financial statements of 123tv Beteiligungs GmbH as part of the full consolidation and utilizes the exemption from Section 264 (3) HGB.

The management of the parent proposes to its shareholders that the annual results be carried forward.

Transactions with related companies and persons are carried out with subsidiaries in the form of management services. The transactions are conducted on the terms customary in the respective market. There are no transactions at prices that are not customary in the market.

10.	Summary of differences between German GAAP and U.S. generally accepted accounting principles (“U.S. GAAP”)

The financial statements of the acquiree have been prepared in accordance with HGB (“German GAAP”) which differ in certain significant respects from U.S. GAAP. The effects of the application of U.S. GAAP to the net income and stockholders’ equity are set forth in the table below:

	Year ended December 31, 2020 (in EUR)	Year ended December 31, 2019 (in EUR)
Reconciliation of net income:
Net income for the financial year in accordance with German GAAP	€5,180	€881
U.S. GAAP reconciliation adjustments
Adjustments to rent expense under lease accounting	37	58
Reversal of amortization of goodwill	1,372	1,372
Tax related adjustment for GAAP reconciliation adjustments	(9)	(14)
Net income in accordance with U.S. GAAP	€6,580	€2,297

	December 31, 2020 (in EUR)	December 31, 2019 (in EUR)
Reconciliation of stockholders’ equity:
Stockholders’ equity in accordance with German GAAP	€25,370	€20,190
U.S. GAAP reconciliation adjustments
Adjustments to rent expense under lease accounting	71	44
Reversal of amortization of goodwill	5,606	4,234
Stockholders’ equity in accordance with U.S. GAAP	€31,047	€24,468

Notes to the reconciliation of net income and stockholders’ equity in accordance with German GAAP and U.S. GAAP:

Lease accounting

Under German GAAP, if a lease arrangement is recognized as an operating lease, the lessee recognizes the rental expense on a straight-line basis over the lease term. Under U.S. GAAP, for all leases over 12 months, the lessee is required to measure and recognize the right-of-use assets and a lease liability on the balance sheet at the commencement date of the lease. The lease liability is measured at the present value of the future lease payments, discounted at the implicit discount rate, (or lessee’s incremental borrowing rate, if the lessee cannot readily determine the rate implicit in the lease). The right-of-use asset is measured at the carrying amount of the lease liability, adjusted for (1) prepaid or accrued lease payments, (2) lease incentives received, (3) incurred initial direct costs. Lessee is required to subsequently measure the lease liability of the right-of-use assets based on the same methodology used for its initial measurement. The reconciling item above represents the recognition of right-of-use assets, lease liabilities, and adjustment to current and historical earnings. Refer below for a table showing the impact of the lease accounting adjustment as of December 31, 2020 and 2019.

In Thousand EUR	German GAAP December 31, 2020	US GAAP December 31, 2020	Change
Right of Use Asset	-	3,862	3,862
Deferred Tax Asset	-	23	23
Net Income	(5,180)	(5,207)	(27)
Retained Earnings	(5,963)	(6,007)	(44)
Finance Lease Obligation – Current	-	(1,145)	(1,145)
Finance Lease Obligation – Long Term Portion	-	(2,669)	(2,669)

In Thousand EUR	German GAAP December 31, 2019	US GAAP December 31, 2019	Change
Right of Use Asset	-	4,892	4,892
Deferred Tax Asset	-	14	14
Net Income	(881)	(925)	(44)
Finance Lease Obligation – Current	-	(1,157)	(1,157)
Finance Lease Obligation – Long Term Portion	-	(3,705)	(3,705)

Goodwill

Goodwill is difference between the acquisition cost and the fair value of the net identifiable assets. Under German GAAP, goodwill is amortized over its estimated useful life using the straight-line method. Under U.S. GAAP, goodwill is not amortized, but rather tested annually for impairment for public companies. The reconciling item above represents the current and historical reversal of goodwill amortization expense, and the elimination of accumulated amortization of goodwill.

Tax related impact of GAAP adjustments

There was a €9 and €14 tax related impact, for the years ended December 31, 2020 and 2019 respectively, resulting from the GAAP reconciling adjustments in recognition of (i) the change in amortization expense, and (ii) adjustments to rent expense under lease accounting.